UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                 SCHEDULE 14C

                 Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. __)

Check the appropriate box:

[ ]   Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]   Definitive Information Statement


                      SPORTS ENTERTAINMENT ENTERPRISES, INC.
                 ------------------------------------------------
                 (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

      (1)  Title of each class of securities to which transaction applies:

           Common Stock, No Par Value

      (2)  Aggregate number of securities to which transaction applies:

           8,479,597

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           _________________________________

      (4)  Proposed maximum aggregate value of transaction:

           $541,000

      (5)  Total fee paid:

           $49.77

[X]   Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

           _________________________________

      (2)  Form, Schedule or Registration Statement No.:

           _________________________________

      (3)  Filing Party:

           _________________________________

      (4)  Date Filed:

           _________________________________









































                      SPORTS ENTERTAINMENT ENTERPRISES, INC.
                        6730 South Las Vegas Boulevard
                           Las Vegas, Nevada  89119
                                (702) 798-7777

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD JULY 3, 2002

TO THE SHAREHOLDERS OF SPORTS ENTERTAINMENT ENTERPRISES, INC.:

     NOTICE HEREBY IS GIVEN that a Special Meeting of Shareholders of Sports Entertainment Enterprises, Inc., a Colorado corporation (the "Company"), will be held at the Company's headquarters at 6730 South Las Vegas Boulevard, Las Vegas, Nevada, on Wednesday, July 3, 2002, at 9:00 a.m., Pacific Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters.

     1. The approval of the sale of the Company's LVDGT Rainbow, Inc. subsidiary, which constitutes substantially all of the assets of the Company, pursuant to the terms of a Purchase Agreement with Vaso Boreta;

     2. The approval of a one for two reverse split of the outstanding shares of Common Stock;

     3. The approval of an amendment to the Articles of Incorporation to increase the number of shares of authorized Common Stock from 15,000,000 shares to 100,000,000 shares; and

     4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of the no par value Common Stock of the Company of record at the close of business on May 28, 2002, will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof.

     Shareholders of the Company have dissenter's rights under Article 113 of the Colorado Business Corporation Act with respect to the sale of the Company's LVDGT Rainbow, Inc. subsidiary. A summary of those rights are included in the accompanying Information Statement, and a copy of Article 113 is attached as Appendix A to the Information Statement.

     The Special Meeting will be held solely to vote on the matters listed above and report on the results of voting on those matters. No presentations or other business matters are planned for the meeting. NO PROXIES ARE BEING SOLICITED IN CONNECTION WITH THE MEETING AND WE ARE REQUESTING THAT YOU DO NOT SEND A PROXY TO THE COMPANY.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        VASO BORETA, PRESIDENT
Las Vegas, Nevada
May 28, 2002












                      SPORTS ENTERTAINMENT ENTERPRISES, INC.
                        6730 South Las Vegas Boulevard
                           Las Vegas, Nevada  89119
                                (702) 798-7777

                          ------------------------------
                              INFORMATION STATEMENT
                          ------------------------------

                         SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 3, 2002


                     WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

     This Information Statement is being furnished in connection with a Special Meeting of Shareholders of Sports Entertainment Enterprises, Inc., a Colorado corporation (the "Company"), to be held at the Company's headquarters at 6730 South Las Vegas Boulevard, Las Vegas, Nevada, on Wednesday, July 3, 2002, at 9:00 a.m., Pacific Time, and at any and all adjournments thereof. Certain officers, directors and other stockholders of the Company, who collectively own approximately 79.5% of the Company's Common Stock outstanding stock have agreed to vote in favor of the matters to be submitted to a vote of stockholders at the Special Meeting. These votes will be sufficient to approve the resolutions that will be submitted to the stockholders at the Special Meeting.

     The accompanying Notice of Special Meeting of Stockholders and this Information Statement are first being mailed to stockholders on or about June 3, 2002.

                        SUMMARY OF SALE OF RAINBOW STORE

     This summary highlights selected information concerning the proposed sale of our subsidiary that operates the Las Vegas Discount Golf & Tennis store on Rainbow Boulevard in Las Vegas, Nevada, discussed later in this Information Statement. To better understand the transaction and for a more complete description, you should carefully read all of the information concerning the proposed sale.

     We intend to sell all of the shares of LVDGT Rainbow, Inc., a wholly owned subsidiary ("Rainbow") to Vaso Boreta, our President (the "Purchaser"). Rainbow currently represents substantially all of our assets.

Summary Term Sheet
------------------

     On May 16, 2002, we entered into a Purchase Agreement with the Purchaser under which we propose to sell all of the Company's interest in Rainbow to the Purchaser (page 4).

     * The sale price for the shares of Rainbow is $347,000 to be paid by reducing amounts we owe to the Purchaser (page 6).

     *  The Purchaser will forgive the remaining amounts we owe (page 6).

     * The closing is conditioned on the Company obtaining the approval of the shareholders at the Special Meeting and satisfying the terms of the agreement (page 7).

     * After the closing, we will have only minimal assets and liabilities. We intend to seek a business with a private company that desires to become public. We have no agreements or understandings with any potential candidates (page 5).

     * The Board of Directors believes that the proposed sale is in the best interests of our shareholders and recommends a vote for approving the transaction (page 11).

     * Shareholders have the right to dissent from the sale and demand payment for their shares (pages 4 and 9).

                      SHARES OUTSTANDING AND VOTING RIGHTS

     All voting rights are vested exclusively in the holders of the Company's no par value Common Stock, with each share entitled to one vote. Only shareholders of record at the close of business on May 28, 2002, are entitled to notice of and to vote at the Special Meeting or any adjournment thereof. On May 28, 2002, the Company had 8,479,597 shares of its $.0001 par value Common Stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the Special Meeting.

     A majority of the Company's outstanding common stock represented in person or by proxy shall constitute a quorum at the Meeting.

     THE HOLDERS OF 79.5% OF THE OUTSTANDING SHARES HAVE AGREED TO VOTE FOR EACH OF THE MATTERS TO BE PRESENTED AT THE SPECIAL MEETING. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                          SECURITY OWNERSHIP OF CERTAIN
                         BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of shares of the Company's no par value common stock owned beneficially, as of May 28, 2002, by any person, who is known to the Company to be the beneficial owner of 5% or more of such common stock, and, in addition, by each Director, Nominee for Director and Executive Officer of the Company, and by all Directors and Executive Officers of the Company as a group. Information as to beneficial ownership is based upon statements furnished to the Company by such persons.

NAME AND ADDRESS OF             AMOUNT AND NATURE OF        PERCENT
 BENEFICIAL OWNER               BENEFICIAL OWNERSHIP        OF CLASS
-------------------             ---------------------       --------

Vaso Boreta                             13,868 (1)              0.2%
6730 South Las Vegas Blvd.
Las Vegas, Nevada  89119

Ronald S. Boreta                     2,635,114 (2)             30.1%
6730 South Las Vegas Blvd.
Las Vegas, Nevada  89119

Robert R. Rosburg                        5,000                  0.1%
49-425 Avenida Club La Quinta
La Quinta, CA  92253

William Kilmer                           5,000                  0.1%
1500 Sea Breeze
Ft. Lauderdale, FL  33316

Kirk Hartle                            308,500 (7)              3.6%
6730 South Las Vegas Blvd.
Las Vegas, Nevada  89119

John Boreta                          1,939,417 (3)             22.5%
6730 South Las Vegas Blvd.
Las Vegas, Nevada  89119

Boreta Enterprises, Ltd. (4)         1,304,445                 15.4%
6730 South Las Vegas Blvd.
Las Vegas, Nevada  89119

ASI Group LLC (5)                    2,651,265 (6)             30.0%
c/o Agassi Enterprises, Inc.
Suite 750
3960 Howard Hughes Parkway
Las Vegas, NV  89109

All Directors and Officers           2,967,482                 33.7%
as a Group (5 persons)
___________________

(1) Represents Vaso Boreta's share of the Common Stock held by Boreta
    Enterprises.

(2) Includes 1,456,604 shares held directly, 897,510 shares which represents Ronald Boreta's share of the Common Stock held by Boreta Enterprises Ltd., and 281,000 shares underlying Stock Options held by Ronald Boreta.

(3) Includes 1,416,350 shares held directly, 393,067 shares which represents John Boreta's share of the Common Stock held by Boreta Enterprise Ltd. and 130,000 shares underlying Stock Options held by John Boreta.

(4) Boreta Enterprises Ltd. is a Nevada limited liability company whose members and respective percentage ownership are as follows:

          Ronald Boreta - 68.81%
          John Boreta   - 30.13%
          Vaso Boreta   -  1.06%

    Ronald Boreta is the sole manager of Boreta Enterprises Ltd.

(5) ASI Group LLC is a Nevada limited liability company whose members are Andre K. Agassi and Perry Craig Rogers.

(6) Includes 2,303,290 shares owned directly and 347,975 shares underlying options held by ASI Group LLC.

(7) Includes 258,500 shares owned directly by Kirk Hartle and 50,000 shares underlying options exercisable within 60 days held by Kirk Hartle.

                        SALE OF RAINBOW STORE PURSUANT TO
                     THE PURCHASE AGREEMENT WITH VASO BORETA

     On May 16, 2002, we entered into a Purchase Agreement with Vaso Boreta (the "Purchaser") pursuant to which the Company has agreed to sell its wholly-owned LVDGT Rainbow, Inc. subsidiary ("Rainbow") to the Purchaser for $347,000. The Purchaser, Vaso Boreta, is our President and Chairman. Rainbow operates a "Las Vegas Discount Golf & Tennis" retail store located at 2200 South Rainbow Boulevard in Las Vegas, Nevada.

     The closing of the Purchase Agreement is contingent on the approval of the sale by our shareholders at the Special Meeting. Because the sale of Rainbow involves the sale of substantially all of the assets of the Company, shareholders have the right to dissent and demand payment for their shares. See "Rights of Dissenting Shareholders" below.

Background and Reasons for the Proposed Sale of Rainbow
-------------------------------------------------------

     Management of the Company made the determination to sell Rainbow partially as result of the financial difficulties experienced by its previously majority-owned subsidiary, All-American SportPark, Inc. ("AASP") which had been the Company's main operating subsidiary. AASP developed a concept for family-oriented sports-themed amusement parks named "All-American SportPark." The All-American SportPark was comprised of two components: The Callaway Golf Center and the All-American SportPark amusement center. Collectively, the two properties completed a live-action, 65-acre, sports and entertainment venue located at the south end of the world famous Las Vegas "Strip" at the corner of Las Vegas Boulevard and Sunset Road. Due to an inability to achieve positive cash flow, the All-American SportPark was disposed of in May 2001. The Callaway Golf Center, on 42 of the 65 acres, remains an operating business of AASP.

     AASP had been a subsidiary of the Company since 1988, when it was acquired from Vaso Boreta, President of the Company. At that time, AASP was selling franchises for the "Las Vegas Discount Golf & Tennis, Inc." retail store concept. At the time the franchise business was sold in February 1997, AASP had 43 franchised stores in operation. After that time, AASP began developing the All-American SportPark concept described above.

     Aside from its ownership of a majority of AASP, the Company has continued to operate a "Las Vegas Discount Golf & Tennis" store on Rainbow Boulevard in Las Vegas, Nevada. Because AASP no longer franchises golf and tennis stores, the business operations of AASP and the Company no longer had much in common.

     Due to the financial difficulties experienced by AASP, and the limited operations of the retail store, management of the Company determined that it would be in the best interests of the Company and its shareholders to seek out and pursue a business combination transaction with an existing private business enterprise that might have a desire to take advantage of the Company's status as a public corporation. At this time, management does not intend to target any particular industry but, rather, intends to judge any opportunity on its individual merits. Any such transaction will likely have a dilutive effect on the interests of the Company's shareholders that will, in turn, reduce each shareholder's proportionate ownership and voting power in the Company.

     As part of this strategy, the Board of Directors approved the distribution of all of the AASP shares held by the Company to the shareholders effective May 3, 2002. In addition, management decided to sell the Rainbow store to the Purchaser.

     There is no assurance that the Company will acquire a favorable business opportunity through a business combination. In addition, even if the Company becomes involved in such a business opportunity, there is no assurance that it will generate revenues or profits, or that the market price of the Company's common stock will be increased thereby.

     The Company has no commitments to enter into or acquire a specific business opportunity and therefore can disclose the risks of a business or opportunity that it may enter into in only a general manner, and cannot disclose the risks of any specific business opportunity that it may enter into.

     Vaso Boreta, the Company's President, currently operates a "Las Vegas Discount Golf & Tennis" retail store located at 4211 Paradise Road in Las Vegas, Nevada through a wholly-owned corporation (the "Paradise Store"). The Paradise Store and Rainbow have shared advertising and have had similar operations for over ten years. The two entities have also engaged in a number of other transactions with each other.

     Because the business operations of the Paradise Store are nearly identical to those of Rainbow, the value of the name of the store, and the value of the combined purchasing power of the two stores, the Board of Directors believes that the Company would, in all likelihood, obtain the best price for Rainbow by selling it to Vaso Boreta. However, the Company has not attempted to obtain any competing offers for Rainbow.

     As part of the transaction, the remaining material liabilities of the Company to Rainbow will be forgiven. This will leave the Company with only minimal assets and liabilities.

Reports, Opinions and Appraisals
--------------------------------

     The Company has not engaged an independent firm to render a fairness opinion. However, in October 2001, the Company obtained an independent valuation of the Rainbow store.

     The Company engaged Houlihan Valuation Advisors ("HVA") to perform the evaluation. HVA, in the course of its corporate finance advisory operations, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, public and private financing, and valuations for estate, corporate and other purposes.

     There are several generally accepted valuation approaches used in determining the fair market value of a business, including (i) the income,
(ii) the asset, (iii) the market; and (iv) the transaction data approach. Depending on the facts and circumstances surrounding a particular business, applying the different approaches independently can yield substantially different valuations. Professionals valuing businesses typically apply a simultaneous application of at least two or three of the four valuation approaches so as to arrive at mutually supporting conclusions indicating a reasonable range of values for any business analyzed.

     HVA elected to apply the income approach, the market approach and the transaction approach in its evaluation, after determining that the purpose of the study was to estimate the value of Rainbow on an enterprise basis. The greatest weight (90%) was given to the income approach. No value was given to the asset approach since liquidation of Rainbow was not being considered, and because Rainbow's receivables from affiliated parties were not considered transferable.

     In connection with its analysis, HVA reviewed various corporate and public documents, including, but not limited to, the Company's financial statements, industry data, material and local economic data and performed such other financial studies, analyses, inquiries, and investigations as HVA deemed appropriate.

     As a result of their analysis, HVA was of the opinion that the fair market value of Rainbow was $347,000. The Board of Directors determined to use this value as the amount to be received for the sale.

                          THE PURCHASE AGREEMENT

Assets to be Sold and Consideration
-----------------------------------

     The Purchase Agreement with the Purchaser provides that the Company will sell all of the shares of Rainbow to the Purchaser for $347,000. The purchase price will be paid by reducing the amounts that the Company owes to Rainbow for advances made by it to the Company. As of March 31, 2002, the Company owed Rainbow approximately $541,000. These advances were funded out of amounts advanced to Rainbow by the Purchaser. As of March 31, 2002, Rainbow owed the Purchaser approximately $1,000,000 for advances, of which approximately $374,000 is accrued interest. Pursuant to the terms of the Purchase Agreement, the remaining amounts the Company owes to Rainbow of approximately $194,000 will be forgiven.

     The store operated by Rainbow sells a wide variety of golf and tennis equipment. These products are generally offered at a discount from prices found in golf and tennis pro shops, sporting goods stores and other non-discount retail stores.

     Golf merchandise includes golf apparel, clubs, shows, balls, bags and a range of accessories including caps, tees and golf instruction videotapes. The merchandise is sold under nationally known name brands and equipment such as Callaway, Nike, Spalding, Adams, Cleveland, Titleist, Taylor Made, Ping, Polo and others.

     Tennis merchandise includes a selection of tennis equipment such as tennis rackets, apparel, balls, shows and other miscellaneous items. Name brands include Wilson, Prince, Dunlop, Kennex, Head, Adidas, Fila and others.

     Rainbow's retail business is seasonal, with the heaviest sales during March, April and May, when outdoor spring activities commence, and in November and December because of holiday gift purchases.

     Rainbow leases approximately 5,600 square feet of retail space feet of retail space at 220 Rainbow Boulevard, Las Vegas, Nevada. The lease provides for a base monthly rental payment of $9,220 and expires on June 25, 2005. The base monthly rental may increase based on the consumer price index and taxes.

Expected Timing of the Transaction
----------------------------------

     The parties expect that the sale will close as soon as possible after the necessary stockholder approval has been obtained.

Conditions to the Closing
-------------------------

     The Company and the Purchaser will complete the sale only if a number of conditions are satisfied or waived, including the following:

     * the representations and warranties of the Company, Rainbow and the Purchaser in the Purchase Agreement shall have been true and correct on the date made and as of the closing date;

     * The Company and the Purchaser shall have performed or complied in all material respects with all agreements and covenants required by the Purchase Agreement;

     * no suit, action or other proceeding shall be pending or threatened before any court or governmental body or authority pertaining to the Purchase Agreement;

     *  the Company's shareholders shall have approved the sale;

     * the holders of no more than 5% of the outstanding shares of the Company's common stock shall have asserted dissenter's rights; and

     * ASI Group, LLC, shall have given its consent to the sale pursuant to the terms of an agreement with the Company.

Representations and Warranties
------------------------------

     The Purchase Agreement contains representations and warranties made by each party thereto regarding aspects related to facts pertinent to the sale. Each party made representations and warranties with respect to their due organization; authority and power to enter into the agreement; ability to carry out the obligations; that full disclosure has been made; and that no consents or approvals of any government or regulatory authority of the transaction was necessary. In addition, Rainbow made certain representations concerning its capitalization.

Conduct of Rainbow's Business and Other Activities Prior to Closing
-------------------------------------------------------------------

     During the period until the closing, Rainbow has agreed:

     * not to sell, transfer or encumber any of the assets other than in the ordinary course of business;

     * not to amend its articles of incorporation or bylaws, or declare any dividends or issue any securities;

     * not to incur any additional or newly funded liabilities, change any employment terms or enter into any new contacts; or

     * enter into any other transactions not in the ordinary course of business.

Expenses
--------

     The Purchase Agreement provides that the Company and the Purchaser will pay their own respective costs and expenses incurred in connection with the agreement and the transactions contemplated by the agreement.

Amendments
----------

     The Purchase Agreement may only be amended by a written instrument signed on behalf of all parties to the agreement.

Accounting Treatment
--------------------

     The sale of Rainbow will be accounted for by the Company, as follows:

     The Company will reduce its investment in Rainbow to zero in exchange for the purchase price of $347,000 represented by that amount of the Purchaser's receivable from Rainbow. Since the Company's investment in Rainbow approximates the purchase price, no gain or loss is expected to be realized.

     At March 31, 2002, the Company owed Rainbow $541,149. The Company will reduce this obligation to Rainbow by $347,000 which is represented by the Purchaser's receivable from Rainbow that the Company will obtain in the sale. The remaining balance owed by the Company to Rainbow of $194,149 will be forgiven by the Purchaser.

Rights of Dissenting Shareholders
---------------------------------

     Set forth below is a summary of dissenters' rights available to the Company's shareholders relating to the sale. This summary is not intended to be a complete statement of applicable Colorado law and is qualified in its entirety by reference to Article 113 of the Colorado Business Corporation Act, set forth in its entirety as Appendix A.

     A CONDITION TO THE CONSUMMATION OF THE PURCHASE AGREEMENT IS THAT HOLDERS OF NO MORE THAN 5% OF THE COMPANY'S OUTSTANDING SHARES MAY DISSENT FROM THE SALE.

     RIGHT TO DISSENT. Shareholders of the Company are entitled to dissent from the sale of Rainbow and obtain payment of the fair value of their shares if and when the sale is effectuated. A shareholder entitled to dissent and to obtain payment for the shareholder's shares under Article 113 of the CBCA may not challenge the corporate action creating the right to dissent unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     Under Section 7-113-103 of the CBCA, a record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights.

     Section 7-113-103(2) of the CBCA provides that a beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if (a) the beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent no later than the time the beneficial shareholder asserts dissenters' rights, and (b) the beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

     The Company will require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the Company that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights.

     PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS. The notice accompanying this Information Statement states that shareholders are entitled to assert dissenters' rights under Article 113 of the CBCA. A shareholder who wishes to assert dissenters' rights must (a) cause the Company to receive, before the vote is taken on the sale of Rainbow, written notice of the shareholder's intention to demand payment for the shareholder's shares if the sale is effectuated; and (b) not vote the shares in favor of the sale. A SHAREHOLDER WHO DOES NOT SATISFY THE FOREGOING REQUIREMENTS WILL NOT BE ENTITLED TO DEMAND PAYMENT FOR HIS OR HER SHARES UNDER ARTICLE 113 OF THE CBCA.

     If the sale is authorized, the Company must give a written notice to dissenters who are entitled to demand payment for their shares. The notice required to be given by the Company must be given no later than 10 days after the effective date of the transaction and (a) state that the sale was authorized and state the effective date or proposed effective date; (b) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after a payment demand is received; (c) supply a form for demanding payment, which form will request a dissenter to state an address to which payment is to be made; (d) set the date by which the Company must receive the payment demand, which date must not be less than 30 days after the date the notice is given; (e) state that if a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the Company that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation of the ability to exercise dissenters' rights; and (f) be accompanied by a copy of Article 113 of the CBCA.

     A shareholder who is given a dissenters' notice to assert dissenters' rights and who wishes to exercise dissenters' rights must, in accordance with the terms of the dissenters' notice, cause the Company to receive a payment demand, which may be a payment demand form supplied by the Company, duly completed, or some other acceptable writing. A shareholder who demands payment in accordance with the foregoing retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the transaction, and has only the right to receive payment for the shares after the effective date. The demand for payment is irrevocable, except that if the effective date does not occur within 60 days after the date set by the Company by which it must receive the payment demand, the Company must release the transfer restrictions imposed on uncertificated shares. If the effective date occurs more than 60 days after the date set by the Company, by which it must receive the payment demand, then the Company must send a new dissenters' notice. A SHAREHOLDER WHO DOES NOT DEMAND PAYMENT AS REQUIRED BY THE DATE OR DATES SET IN THE DISSENTERS' NOTICE IS NOT ENTITLED TO PAYMENT FOR HIS OR HER SHARES.

     At the effective date or upon a receipt of a payment demand, whichever is later, the Company will pay each dissenter who complied with the notice requirements discussed above the Company's estimate of the fair value of the dissenter's shares, plus accrued interest. Payment will be accompanied by the Company's audited balance sheet as of the end of its most recent fiscal year, an income statement for that year, an audited statement of changes in shareholders' equity for that year and an audited statement of cash flow for that year, as well as the latest available financial statements for the interim period, which interim financial statements need not be audited. Payment will also be accompanied by a statement of the Company's estimate of the fair value of the shares and an explanation of how the interest was calculated, along with a statement of the dissenter's right to demand payment if the dissenter is dissatisfied with the payment and a copy of Article 113 of the CBCA.

     If a dissenter is dissatisfied with the payment, the dissenter may give notice to the Company in writing of the dissenter's estimate of fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made prior to such notice, or the dissenter may reject the Company's offer and demand payment of the fair value of the shares and interest due if: (a) the dissenter believes that the amount paid or offered is less than the fair value of the shares or that the interest was incorrectly calculated; (b) the Company fails to make payment within 60 days after the date set by the Company by which it must receive the payment demand; or (c) the Company does not release the transfer restrictions imposed on uncertificated shares, then the Company must send a new dissenters' notice. A DISSENTER WAIVES THE RIGHT TO DEMAND PAYMENT UNDER THIS PARAGRAPH UNLESS THE DISSENTER CAUSES THE COMPANY TO RECEIVE THE NOTICE REQUIRED WITHIN 30 DAYS AFTER THE COMPANY MADE OR OFFERED PAYMENT FOR THE SHARES OF THE DISSENTER.

     JUDICIAL APPRAISAL OF SHARES. If a demand for payment made by a dissatisfied dissenter as set forth above is unresolved, the Company may, within 60 days after receiving the payment demand, commence a proceeding and petition a court to determine the fair value of the shares and accrued interest. If the Company does not commence the proceeding within the 60-day period, it must pay to each dissenter whose demand remains unresolved the amount demanded. The Company must commence the proceeding described above in the District Court of the City and County of Denver, Colorado. The Company must make all dissenters whose demands remain unresolved parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. The jurisdiction of the court in which the proceeding is commenced is plenary and exclusive. One or more persons may be appointed by the court as appraisers to receive evidence and recommend a decision on the question of fair value. The proceeding will be entitled to the same discovery rights as parties in other civil proceedings. Each dissenter made a party to the proceeding will be entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the Company, or the fair value, plus interest, of a dissenter's shares for which the Company elected to withhold payment.

     The court in an appraisal proceeding will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court will assess the costs against the Company, except that the court may assess costs against all or some of the dissenters, in the amount the court finds equitable, to the extent the court finds that dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the courts find equitable: (a) against the Company and in favor of any dissenters if the court finds that the Company did not substantially comply with the procedures for the exercise of dissenters' rights set forth above; or (b) against either the Company or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by
Article 113 of the CBCA. If the court finds that the services of counsel for any dissenter were of substantial benefit to the other dissenters similarly situated, and that the fees for those services should not be assessed against the Company, the court may award to said counsel reasonable fees to be paid out of the amount awarded to the dissenters who were benefitted.

Vote Required and Board Recommendations
---------------------------------------

     The affirmative vote of a majority of the shares outstanding will be required to approve the Purchase Agreement with Paradise.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PURCHASE AGREEMENT.

Selected Financial Data
-----------------------

     The following selected financial information of the Company should be read in conjunction with the financial statements and the accompanying notes incorporated by reference in this Information Statement.



                          Quarter Ended March 31,                          Year Ended December 31,
                          ------------------------  ------------------------------------------------------------------
                              2002        2001         2001         2000          1999          1998          1997
                          -----------  -----------  -----------  -----------  ------------  ------------  ------------
                                (Unaudited)

Net sales                 $1,225,329   $1,264,114   $5,566,435   $5,360,256   $ 4,980,025   $ 4,545,000   $ 5,153,000
Net loss from con-
 tinuing operations       $ (102,140)  $ (218,678)  $ (782,304)  $ (225,127)  $   (74,447)  $(1,237,700)  $(2,242,000)
Net loss from con-
 tinuing operations
 per share                $    (0.01)  $    (0.03)  $    (0.10)  $    (0.03)  $     (0.01)  $     (0.20)  $     (0.40)
Total Assets              $2,111,703   $2,877,087   $2,241,000   $2,792,565   $10,296,759   $29,700,100   $20,072,000
Long-term obligations
 and redeemable preferred
 stock                    $7,122,832   $6,954,698   $7,031,600   $6,972,493   $ 3,841,522   $17,516,400   $ 6,654,000


Financial Information Concerning Rainbow
----------------------------------------

                               LVDGT RAINBOW, INC.
                            CONDENSED BALANCE SHEETS
                                   (Unaudited)

                                     March 31,   December 31,   December 31,
                                       2002         2001           2000
                                    ----------   ------------   ------------
ASSETS

Total current assets                $  727,418   $  756,316     $  908,011

Leasehold improvements and
 equipment, net                         97,486      100,085        110,686
Due from related entities            1,097,828    1,019,305        803,700
Other assets                             8,363       20,298          7,906
                                    ----------   ----------     ----------
     Total assets                   $1,931,095   $1,896,004     $1,830,303
                                    ==========   ==========     ==========

                               LVDGT RAINBOW, INC.
                            CONDENSED BALANCE SHEETS
                                   (Unaudited)

                                   (Continued)

                                     March 31,   December 31,   December 31,
                                       2002         2001           2000
                                    ----------   ------------   ------------
LIABILITIES AND SHAREHOLDERS'
 EQUITY

Total current liabilities           $  596,367   $  573,820     $  257,877

Due to related entities              1,010,493      996,263      1,293,280
                                    ----------   ----------     ----------
     Total liabilities               1,606,860    1,570,083      1,551,157
                                    ----------   ----------     ----------
Shareholders' equity:
  Common stock                           5,000        5,000          5,000
  Retained earnings                    319,235      320,921        274,146
                                    ----------   ----------     ----------
     Total shareholders' equity        324,235      325,921        279,146
                                    ----------   ----------     ----------
     Total liabilities and share-
      holders' equity               $1,931,095   $1,896,004     $1,830,303
                                    ==========   ==========     ==========


                              LVDGT RAINBOW, INC.
                     CONDENSED STATEMENTS OF OPERATIONS
                                 (Unaudited)

                                  Quarter Ended           Year Ended
                                    March 31,             December 31,
                              -------------------   -----------------------
                                2002       2001        2001         2000
                              --------   --------   ----------   ----------

Total revenues                $636,507   $643,650   $3,140,654   $2,932,037
                              --------   --------   ----------   ----------
Cost of Revenues:              422,409    478,761    2,255,124    2,161,637
                              --------   --------   ----------   ----------
     Gross profit              214,098    164,889      885,530      770,400
                              --------   --------   ----------   ----------
Total operating expenses       199,572    193,669      761,496      644,194
                              --------   --------   ----------   ----------
Operating income (loss)         14,526    (28,780)     124,034      126,206

  Other expense, net           (16,212)   (23,776)     (77,259)    (119,078)
                              --------   --------   ----------   ----------
     Net income (loss)        $( 1,686)  $(52,556)  $   46,775   $    7,128
                              ========   ========   ==========   ==========

                              LVDGT RAINBOW, INC.
                      CONDENSED STATEMENTS OF CASH FLOWS
                                 (Unaudited)

                                               Quarter Ended            Year Ended
                                                 March 31,              December 31,
                                           ---------------------   ---------------------
                                             2002         2001        2001        2000
                                           ---------   ---------   ---------   ---------
CASH FLOWS FROM OPERATING
ACTIVITIES:

Net cash provided by (used in) operating
 activities of continuing operations         (75,236)    (96,621)    167,252      90,553
                                           ---------   ---------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Leasehold improvement expenditures            -           (958)     (1,661)     (8,286)
                                           ---------   ---------   ---------   ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in due to related
   entities                                  (52,557)    (88,437)   (327,077)    153,616
                                           ---------   ---------   ---------   ---------

NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                           (127,793)   (186,016)   (161,486)    235,883

CASH AND CASH EQUIVALENTS, beginning of
 period                                      168,290     329,776     329,776      93,893
                                           ---------   ---------   ---------   ---------
CASH AND CASH EQUIVALENTS, end of period   $  40,497   $ 143,760   $ 168,290   $ 329,776
                                           =========   =========   =========   =========

Pro Forma Financial Information
-------------------------------

     The following unaudited pro forma financial statements give effect to the spin-off of AASP from the Company that occurred effective May 8, 2002, and the proposed sale of the only remaining operating business of the Company, the Rainbow retail store. The unaudited pro forma condensed balance sheet presents the effects of these transactions as of March 31, 2002, assuming that these transactions had occurred as of March 31, 2002. The unaudited pro forma condensed statements of operations presents the effects of these transactions for the three months ended March 31, 2002, and for the year ended December 31, 2001, as if these transactions had occurred on January 1, 2001. These unaudited pro forma financial statements should be read in conjunction with the Company's historical financial statements and the notes thereto incorporated by reference in this information statement.

                SPORTS ENTERTAINMENT ENTERPRISES, INC. AND SUBSIDIARIES
                   PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                                     (UNAUDITED)

                                                                               Other
                                     March 31,    Spin-Off       Sale of     Adjustments  Pro-forma
                                       2002       of AASP        Rainbow      (Note 1)      SPEN
                                    ----------   -----------   -----------   -----------  ---------
ASSETS

Total current assets                $  947,487   $  (217,847)  $  (727,419)  $     -      $2,221

Leasehold improvements and equip-
  ment, net                            957,061      (859,575)      (97,486)        -        -
Due from related entities                 -             -       (1,097,020)   1,097,020     -
Due from affiliated stores             165,626      (164,362)       (1,264)        -        -
Note receivable - related party         20,000       (20,000)         -            -        -
Other assets                            21,529       (12,661)       (7,906)        -         962
                                    ----------   -----------   -----------   ----------   ------
    Total assets                    $2,111,703   $(1,274,445)  $(1,931,095)  $1,097,020   $3,183
                                    ==========   ===========   ===========   ==========   ======

                SPORTS ENTERTAINMENT ENTERPRISES, INC. AND SUBSIDIARIES
                    PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                                                  Other
                                     March 31,      Spin-Off       Sale of     Adjustments    Pro-forma
                                       2002         of AASP        Rainbow       (Note 1)       SPEN
                                    ------------   -----------   -----------   -----------   -----------
LIABILITIES AND SHAREHOLDERS'
 EQUITY (DEFICIENCY)

Total current liabilities           $  1,418,335   $  (826,645)  $  (596,367)  $     4,677   $      -

Note payable to shareholder            5,159,948    (5,159,948)         -             -             -
Due to related entities                     -         (555,871)         -          555,871          -
Due to affiliated stores               1,447,004      (436,511)   (1,010,493)         -             -
Long-term debt, net of current
 portion                                 436,940      (436,940)         -             -             -
Deferred income                          153,929      (153,929)         -             -             -
                                    ------------   -----------   -----------   -----------   -----------
    Total liabilities                  8,616,156    (7,569,844)   (1,606,860)      560,548          -
                                    ------------   -----------   -----------   -----------   -----------
Minority interest                        368,781      (368,781)         -             -             -
                                    ------------   -----------   -----------   -----------   -----------
Total shareholders' equity            (6,873,234)    6,664,180      (324,235)      536,472         3,183
 (deficiency)                       ------------   -----------   -----------   -----------   -----------

Total liabilities and share-
 holders' equity (deficiency)       $  2,111,703   $(1,274,445)  $(1,931,095)  $ 1,097,020   $     3,183
                                    ============   ===========   ===========   ===========   ===========

                SPORTS ENTERTAINMENT ENTERPRISES, INC. AND SUBSIDIARIES
               PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2002
                                       (UNAUDITED)

                                                                                 Other
                                     March 31,      Spin-Off       Sale of     Adjustments    Pro-forma
                                       2002         of AASP        Rainbow       (Note 1)       SPEN
                                    ------------   -----------   -----------   -----------   -----------
Total revenues                      $  1,225,329   $  (588,822)  $  (636,507)  $      -      $      -
                                    ------------   -----------   -----------   -----------   -----------
Total cost of revenues                   493,062       (70,653)     (422,409)         -             -
                                    ------------   -----------   -----------   -----------   -----------
Total operating expenses                 737,362      (482,775)     (199,572)      (35,603)       19,412
                                    ------------   -----------   -----------   -----------   -----------
Other income (expense)                  (101,988)      127,445        16,212         1,800        43,469
                                    ------------   -----------   -----------   -----------   -----------
Minority interest in loss of
 subsidiary                                4,943        (4,943)         -             -             -
                                    ------------   -----------   -----------   -----------   -----------
Net loss                                (102,140)       87,108         1,686        37,403        24,057

NET LOSS PER SHARE:
 Basic and diluted:
    Net loss per share              $      (0.01)  $      0.01   $      0.00   $      0.00   $      0.00
                                    ============   ===========   ===========   ===========   ===========

                SPORTS ENTERTAINMENT ENTERPRISES, INC. AND SUBSIDIARIES
               PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                           FOR THE YEAR ENDED DECEMBER 31, 2001
                                       (UNAUDITED)

                                                                                 Other
                                    December 31,    Spin-Off       Sale of     Adjustments    Pro-forma
                                        2001        of AASP        Rainbow       (Note 1)       SPEN
                                    ------------   -----------   -----------   -----------   -----------
Total revenues                      $ 5,566,435   $ (2,425,781) $ (3,140,654) $       -     $       -
                                    ------------   -----------   -----------   -----------   -----------
Total cost of revenues                2,583,477       (328,353)   (2,255,124)         -             -
                                    -----------    -----------   -----------   -----------   -----------
Total operating expenses              3,147,269     (2,166,383)     (761,496)     (144,541)       74,849
                                    -----------    -----------   -----------   -----------   -----------
Other expense, net                     (597,622)       514,449        77,259         5,914          -
                                    -----------    -----------   -----------   -----------   -----------
Minority interest in loss of
 subsidiary                             (20,371)        20,371          -              -             -
                                    -----------    -----------   -----------   -----------   -----------
Loss from continuing operations        (782,304)       603,775       (46,775)      150,455       (74,849)

NET LOSS PER SHARE:
 Basic and diluted:
  Loss from continuing operations   $     (0.10)   $      0.07   $     (0.01)  $      0.02   $     (0.02)
                                    ============   ===========   ===========   ===========   ===========

        NOTE TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1

     The "Other Adjustments" in the pro forma balance sheet give effect to the elimination of all intercompany payables/receivables and equity investments in the spun-off AASP subsidiary as well as the Rainbow store proposed to be sold. The "Other Adjustments" in the pro forma statements of operations are forward-looking in the sense that they give effect to income, costs and expenses that are not expected to continue for the Company as a result of the spin-off of AASP and the sale of the Rainbow Store.

Information Concerning the Company
----------------------------------

     The Company is a Colorado corporation organized on March 28, 1986. The Company maintains its principal executive offices at 6730 South Las Vegas Boulevard, Las Vegas, Nevada 89119, and its telephone number is (702) 798-7777. Currently, the Company's principal business activity is its ownership of Rainbow, which operates a "Las Vegas Discount Golf & Tennis" retail store located at 2200 South Rainbow Boulevard in Las Vegas, Nevada.

     Enclosed with this Information Statement is a copy of our Annual Report on Form 10-KSB for the year ended December 31, 2001, and our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002.

Recent Material Changes in the Company's Business
-------------------------------------------------

     On April 22, 2002, the Company's Board of Directors approved a distribution of the shares of All-American SportPark, Inc. ("AASP") held by the Company to its shareholders. The distribution was made to the Company's shareholders of record on May 3, 2002, and the distribution was made on May 8, 2002. As a result of this transaction, the Company no longer has any ownership interest in AASP.

Information Incorporated by Reference
-------------------------------------

     The following documents that the Company has filed with the Securities and Exchange Commission are incorporated herein:

     1.  Annual Report on Form 10-KSB for the year ended December 31, 2001.

     2.  Quarterly Report on Form 10-QSB for the quarter ended March 31,
         2002.

     3.  Current Report on Form 8-K dated May 8, 2002.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this document or in any other subsequently filed document which is also incorporated herein by reference modifies or replaces such statement.

     Shareholders and investors may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operations of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0300. The SEC also maintains an internet side that contains reports, proxy and information statements and other information concerning the Company at www.sec.gov.

                         PROPOSED REVERSE STOCK SPLIT

      The Board of Directors has proposed, subject to shareholder approval, a one for two reverse split of the outstanding shares of the Company's Common Stock. There are presently 8,479,597 shares outstanding, and the reverse split would therefore reduce this number to approximately 4,240,000 shares.
No fractional shares would be issued and instead a whole share would be issued to any shareholder entitled to a fraction of a share.

     The reverse stock split is being proposed in connection with the Company's plans to pursue an acquisition candidate. Management believes that such a candidate may require that the Company issue shares of Common Stock equal to 80% to 95% of the shares outstanding after the transaction. By reducing the number of shares outstanding, coupled with an increase in the number of authorized shares of Common Stock, management believes that the Company will be in a position to offer a candidate a sufficient number of shares to complete an acquisition.

     The Board of Directors believes that it is in the best interests of the Company and its shareholders to reduce the number of outstanding shares as part of an overall plan to seek an acquisition candidate.

     It is anticipated that the reverse stock split would become effective within twenty days after the Special Meeting.

     A reverse stock split has no federal income tax consequences in that it is a non-taxable distribution of the Company's stock under Section 305 of the Internal Revenue Code. A shareholder's basis in each two shares held before the reverse split will become the basis in one share after the reverse split.

     Shareholders who, after the reverse split, would hold less than 100 shares of the Company's Common Stock may have difficulty in selling their shares, or may have to pay additional expenses or commissions when selling their shares.

                VOTE REQUIRED FOR APPROVAL; BOARD RECOMMENDATION

     The affirmative vote of a majority of the shares represented at the meeting will be required to approve the proposed reverse stock split.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.


              PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION TO
                       INCREASE AUTHORIZED COMMON STOCK

     The Board of Directors has proposed, subject to shareholder approval, an amendment to the Company's Articles of Incorporation to increase the number of authorized common stock from 15,000,000 shares to 100,000,000 shares. The Company also currently has 5,000,000 shares of preferred stock authorized which will remain authorized after the amendment. No shares of preferred stock are outstanding.

     The Board of Directors believes that it is in the best interests of the Company and its shareholders to increase the authorized shares of common stock to facilitate the Company's plans to pursue an acquisition candidate. It is expected that the Company will need to issue shares of common stock equal to 80% to 95% of the shares outstanding after a transaction with such a candidate. By increasing the number of authorized shares, coupled with the reverse split, management believes that the Company will be in a position to offer a candidate a sufficient number of shares to complete a transaction. As is discussed elsewhere in this Information Statement, we do not currently have any agreements or understandings with any candidate.

     After giving effect to the proposed increase in the authorized common stock and the reverse stock split, the Company will have approximately 95,760,000 shares of authorized and unreserved common stock available.

                VOTE REQUIRED FOR APPROVAL; BOARD RECOMMENDATION

     The affirmative vote of a majority of the shares outstanding will be required to approve the proposed amendment to the articles of incorporation to increase the number of authorized shares of common stock.

                                OTHER BUSINESS

     As of the date of this Information Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein.

                  DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                         FOR THE NEXT ANNUAL MEETING

     Any proposal by a shareholder intended to be presented at the Company's next Annual Meeting of Shareholders must be received at the offices of the Company, 6730 South Las Vegas Boulevard, Las Vegas, Nevada, a reasonable amount of time prior to the mailing of the Notice of Annual Meeting and proxy statement in order to be included in the Company's proxy statement and proxy relating to that meeting.


                                       VASO BORETA, PRESIDENT
Las Vegas, Nevada
May 28, 2002

                                                              APPENDIX A

                       COLORADO BUSINESS CORPORATIONS ACT
                              TITLE 7, ARTICLE 113
                               DISSENTERS' RIGHTS

7-113-101.  DEFINITIONS.

     For purposes of this article:

     (1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

     (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

     (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

     (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

     (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

     (7) "Shareholder" means either a record shareholder or a beneficial shareholder.

7-113-102.  RIGHT TO DISSENT.

     (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

         (a) Consummation of a plan of merger to which the corporation is a party if:

            (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

            (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;




                                      A-1



        (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

        (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1); and

        (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102 (2).

     (1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:

        (a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

        (b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

        (c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

     (1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

        (a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

        (b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;

        (c) Cash in lieu of fractional shares; or

        (d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

     (2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.




                                      A-2


     (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

     (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

7-113-103.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

     (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

     (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

         (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

     (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

7-113-201.  NOTICE OF DISSENTERS' RIGHTS.

     (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (1).



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     (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (2).

7-113-202.  NOTICE OF INTENT TO DEMAND PAYMENT.

     (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (1), a shareholder who wishes to assert dissenters' rights shall:

          (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

          (b) Not vote the shares in favor of the proposed corporate action.

     (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (2), a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

     (3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

7-113-203.  DISSENTERS' NOTICE.

     (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

     (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

          (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;


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          (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

          (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

          (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

          (f) State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and

          (g) Be accompanied by a copy of this article.

7-113-204.  PROCEDURE TO DEMAND PAYMENT.

     (1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

          (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2) (d), duly completed, or may be stated in another writing; and

          (b) Deposit the shareholder's certificates for certificated shares.

     (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

     (3) Except as provided in section 7-113-207 or 7-113-209 (1) (b), the demand for payment and deposit of certificates are irrevocable.

     (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

7-113-205.  UNCERTIFICATED SHARES.

     (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

     (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

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7-113-206.  PAYMENT.

     (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

     (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

          (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

          (b) A statement of the corporation's estimate of the fair value of the shares;

          (c) An explanation of how the interest was calculated;

          (d) A statement of the dissenter's right to demand payment under section 7-113-209; and

          (e) A copy of this article.

7-113-207.  FAILURE TO TAKE ACTION.

     (1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

7-113-208. SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER ANNOUNCEMENT OF PROPOSED CORPORATE ACTION.

     (1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall

                                      A-6


certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

     (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206
(2).

7-113-209.  PROCEDURE IF DISSENTER IS DISSATISFIED WITH PAYMENT OR OFFER.

     (1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

          (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

          (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

          (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207 (1).

     (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

7-113-301.  COURT ACTION.

     (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

     (2) The corporation shall commence the proceeding described in subsection
(1) of this section in the district court of the county in this state where the corporation's principal office is located or, if the corporation has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office, it shall commence the proceeding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.




                                      A-7

     (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

     (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

     (5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

7-113-302.  COURT COSTS AND COUNSEL FEES.

     (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

          (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

     (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.






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